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                                                              Exhibit 12


                    RATIO OF EARNINGS TO FIXED CHARGES



                                           Year Ended December 31
                                ------------------------------------------
                                  1995     1994     1993     1992     1991
                                     (In thousands, except ratio data)

Income Before Income Taxes . .  $ 8,969  $10,319  $ 8,322  $ 6,177  $ 5,199

Interest on Indebtedness . . .    8,048    5,556    4,910    4,423    4,733

Portion of rents representative
    of the interest factor . .      449      419      362      304      257
                                -------  -------  -------  -------  -------
      Earnings as adjusted . .  $17,466  $16,294  $13,594  $10,904  $10,189
                                =======  =======  =======  =======  =======


Fixed Charges:

Interest on Indebtedness . . .  $ 8,048  $ 5,556  $ 4,910  $ 4,423  $ 4,733

Portion of rents representative
     of the interest factor. .      449      419      362      304      257
                                -------  -------  -------  -------  -------
            Fixed Charges. . .  $ 8,497  $ 5,975  $ 5,272  $ 4,727  $ 4,990
                                =======  =======  =======  =======  =======


Ratio of Earnings
     to Fixed Charges. . . . .     2.06     2.73     2.58     2.31     2.04
                                   ====     ====     ====     ====     ====
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